SCHEDULE 14A INFORMATION
                         Proxy Statement Pursuant to
             Section 14(a) of the Securities Exchange Act of 1934

          Filed by the Registrant [X]
          Filed by a Party other than the Registrant [  ]

          Check the appropriate box:

          [   ]     Preliminary Proxy Statement
          [X  ]     Definitive Proxy Statement
          [   ]     Definitive Additional Materials
          [   ]     Soliciting Material Pursuant to Rule 14a-11(c) or
                    Rule 14a-12

                               ENTERACTIVE, INC.
            (Name of Registrants as Specified in Their Charters)

          ______________________________________________________________
          (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

          Payment of Filing Fee (Check the appropriate box):

          [X]  No fee required.
          [  ] Fee computed on table below per Exchange Act Rules
               14a-6(i)(1) and 0-11.

               (1)  Title of each class of securities to which transaction applies:
          _______________________________________________________________

               (2)  Aggregate number of securities to which
          transaction applies:
          _______________________________________________________________

               (3)  Per unit price or other underlying value of
          transaction computed pursuant to Exchange Act Rule 0-11
          (set forth the amount on which the filing fee is
          calculated and state how it was determined)::
          _______________________________________________________________


               (4)  Proposed maximum aggregate value of
          transaction:
          _______________________________________________________________

               (5) Total fee paid:
          _______________________________________________________________

          [  ] Fee paid previously with preliminary materials:
          _______________________________________________________________

          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

               (1)  Amount previously paid:
          _______________________________________________________________

               (2)  Form, Schedule or Registration Statement no.:
          _______________________________________________________________

               (3)  Filing Party:
          _______________________________________________________________

               (4)  Date Filed:
          _______________________________________________________________





                               ENTERACTIVE, INC
                              110 W. 40TH STREET
                                  SUITE 2100
                              NEW YORK, NY  10018


                                   NOTICE OF

                                ANNUAL MEETING

                           TO BE HELD APRIL 3, 1997


     To the Stockholders of
     ENTERACTIVE, INC.

          The Annual Meeting of Stockholders of ENTERACTIVE, INC., a Delaware corporation (the "Company"), is to be held at the Westbury Hotel, 15 East 69th Street, New York, New York, 10021 on Thursday, April 3, 1997, commencing at 10:00 A.M., for the following purposes:

          1. To elect seven directors for the Company to hold office until the next annual meeting of stockholders and until their respective successors are duly elected and qualified;

          2. To approve an amendment to the Company's Certificate of Incorporation increasing the authorized number of shares of Common Stock;

          3. To approve amendments to the Company's 1994 Incentive and Non-Qualified Stock Option Plan; and

          4. To transact such other business as may properly come before the Annual Meeting.

          The accompanying Proxy Statement contains further information with respect to these matters.

          Only stockholders of record at the close of business on February 3, 1997 are entitled to receive notice of and to vote at the meeting or any adjournment thereof.

                                    By order of the Board of Directors

                                             Kenneth Gruber
                                             Secretary

     New York, New York
     March 3, 1997

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND RETURN IT TO THE COMPANY IN THE PREADDRESSED ENVELOPE PROVIDED FOR THAT PURPOSE. ANY STOCKHOLDER MAY REVOKE HIS PROXY AT ANY TIME BEFORE THE MEETING BY WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.


                             ENTERACTIVE, INC.
                             110 W. 40TH STREET
                                 SUITE 2100
                            NEW YORK, NY  10018

                              PROXY STATEMENT



                     FOR ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD THURSDAY, APRIL 3, 1997

          This Proxy Statement and form of proxy are first being mailed to holders of the Company's common stock, $.01 par value (the "Common Stock"), and holders of the Company's Class A Preferred Stock, $.01 par value (the "Preferred Stock"), (collectively, the "stockholders") of Enteractive, Inc. (the "Company") on or about March 3, 1997, and are furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of the Company, for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 A.M. on Thursday, April 3, 1997, at the Westbury Hotel, 15 East 69th Street, New York, New York, 10021, and at any and all adjournments thereof.

          A copy of the Company's Annual Report, including financial statements for the fiscal year ended May 31, 1996, is being mailed with this Proxy Statement.

          As of February 3, 1997, the record date for the Annual Meeting (the "Record Date"), there were outstanding 7,679,441 shares of Common Stock. In addition, as of the Record Date, there were outstanding 6,720 shares of Preferred Stock. Only holders of record of the Company's Common Stock and Preferred Stock at the close of business on the Record Date are entitled to vote at the Annual Meeting. A list of stockholders entitled to vote at the meeting, arranged alphabetically and showing the address of each stockholder and the number of shares registered in the name of each stockholder, will be available March 24, 1997 at the Company's offices located at 110 W. 40th Street, Suite 2100, New York, New York, 10018 for examination by any stockholder. The list will also be available at the meeting for examination by any stockholder.

          All proxies duly executed and received by the Secretary prior to the Annual Meeting, unless previously revoked, will be voted on all matters presented at the Annual Meeting in accordance with the specifications made in such proxies. Except as provided below, in the absence of specified instructions, proxies so received will be voted (i) FOR the election of the named nominees to the Company's Board, (ii) FOR the approval of the amendment to the Company's Certificate of Incorporation increasing the authorized number of shares of Common Stock, and
     (iii) FOR the approval of the amendments to the Company's 1994 Incentive and Non-Qualified Stock Option Plan (the "1994 Plan"). The Board does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternate nominees. In the event that any other matter should come before the meeting or any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their best judgment.

          The cost of this proxy solicitation will be borne by the Company. It is expected that the solicitation of proxies will be primarily by mail, but proxies may also be solicited personally or by telephone by regular employees of the Company. Proxy materials may also be distributed through brokers, custodians, and other nominees or fiduciaries to beneficial owners of Common Stock and Preferred Stock, and the Company expects to reimburse such parties for their charges and expenses in connection therewith.

          A proxy may be revoked at any time before being voted by written notice to such effect received by the Secretary of the Company before the proxy is voted at the Annual Meeting, by delivery to the Secretary of the Company of a later dated proxy, or by a vote cast in person at the Annual Meeting, but no revocation will affect any vote previously taken.

                               VOTING RIGHTS

          Holders of each share of Common Stock are entitled to one vote for each share held on all matters. Holders of each share of Preferred Stock are entitled to 992 votes per share, aggregating 6,666,240 votes for all outstanding shares of Preferred Stock. The shares of Common Stock and Preferred Stock will vote together as a single class on the election of directors, the amendment to the Certificate of Incorporation, and the amendments to the 1994 Plan. In addition, the shares of Common Stock will vote as a separate class on the amendment to the Certificate of Incorporation.

          The holders of a majority of the outstanding shares of Common Stock and Preferred Stock, whether present in person or represented by proxy, will constitute a quorum for the election of directors, the vote on the amendments to the 1994 Plan, any other matters that may come before the meeting, and, when the holders of Common Stock and Preferred Stock are voting together as a single class, for the vote on the amendment to the Certificate of Incorporation. The holders of a majority of the outstanding shares of Common Stock, whether present in person or represented by proxy, will constitute a quorum when such holders are voting as a separate class on the amendment to the Certificate of Incorporation. Abstentions are counted as present in determining whether the quorum requirements are satisfied. Proxies returned by brokers as "non-votes" on behalf of shares held in street name because beneficial owners' discretion has been withheld as to one or more matters on the agenda for the Annual Meeting will not be treated as present for purposes of determining a quorum for the Annual Meeting unless they are voted by the broker on at least one matter on the agenda.

          A plurality of the total votes cast by holders of Common Stock and Preferred Stock, voting together as a single class, is required for the election of directors. In tabulating the vote on the election of directors, abstentions will be disregarded and will have no effect on the outcome of such vote. The affirmative vote of a majority of the outstanding shares of Common Stock and Preferred Stock, voting together as a single class, entitled to vote thereon, together with a majority of the outstanding shares of Common Stock entitled to vote thereon, voting as a separate class, is required to approve the amendment to the Company's Certificate of Incorporation. Accordingly abstentions and broker non-votes will have the same effect as a negative vote. The affirmative vote of a majority of the votes cast by holders of Common Stock and Preferred Stock, voting together as a single class, is required to approve the amendments to the 1994 Plan.
     In tabulating the votes on the amendments to the 1994 Plan, shares as to which a stockholder abstains are considered shares entitled to vote on the applicable amendments and therefore an abstention would have the effect of a vote against the amendments. Broker non-votes, however, are not considered shares entitled to vote on the applicable amendments and are not included in determining whether such amendments are approved.


                         PRINCIPAL SECURITY HOLDERS

          The following table sets forth beneficial ownership of the Company's Common Stock and Preferred Stock as of February 11, 1997 by (a) each stockholder known by the Company to be the beneficial owner of five percent or more of the outstanding Common Stock and Preferred Stock, (b) each director and Named Executive Officer (as defined below) of the Company individually, and (c) all directors and executive officers as a group. Except as otherwise indicated in the footnotes below, (x) the Company believes that each of the beneficial owners of the Common Stock and Preferred Stock listed in the table, based on information furnished by such owner, has sole investment and voting power with respect to such shares, and (y) where no address is indicated, the address of the beneficial owner is the address of the principal executive offices of the Company.

                                Common Stock         Preferred Stock
                              ----------------    --------------------
        Name and Address of   Number of   % of      Number        % of
        Beneficial Owner      Shares(1)   Class   of Shares      Class

        Barry Rubenstein    4,418,329(2)  41.2%   4,560(2)       67.9%
        68 Wheatley Road
        Brookville, NY
        11545

        Woodland Venture    1,074,503(3)  13.0%    560(3)        8.3%
        Fund
        68 Wheatley Road
        Brookville, NY
        11545

        Seneca Ventures     1,074,503(4)  13.0%    560(4)        8.3%
        68 Wheatley Road
        Brookville, NY
        11545

        Woodland Services   1,074,503(5)  13.0%    560(5)        8.3%
        Corp.
        68 Wheatley Road
        Brookville, NY
        11545

        Woodland Partners   1,074,503(6)  13.0%    560(6)        8.3%
        68 Wheatley Road
        Brookville, NY
        11545

        Irwin Lieber        3,385,826(7)  33.3%   4,000(7)     59.5%
        767 Fifth Avenue,
        45th Floor
        New York, NY 10153

        21st Century        1,836,522(8)  20.6%   2,000(11)    29.8%
        Communications
        Foreign Partners,
        L.P.
        c/o Fiduciary
        Trust(Cayman)Limited
        P.O. Box 1062
        Grand Cayman,
        B.W.I.

        21st Century        1,836,522(9)  20.6%   2,000(11)    29.8%
        Communications
        Partners, L.P.
        767 Fifth Avenue
        45th Floor
        New York, NY 10153

        21st Century        1,836,522(10)  20.6%   2,000(11)   29.8%
        Communications T-E
        Partners, L.P.
        767 Fifth Avenue
        45th Floor
        New York, NY 10153

        Michael J. Marocco  1,836,522(12)  20.6%   2,000(12)   29.8%
        767 Fifth Avenue
        45th floor
        New York, NY 10153

        Barry Lewis         1,836,522(12)  20.6%   2,000(12)   29.8%
        767 Fifth Avenue
        45th floor
        New York, NY 10153

        John Kornreich      1,836,522(12)  20.6%   2,000(12)   29.8%
        767 Fifth Avenue
        45th floor
        New York, NY 10153

        Harvey Sandler      1,836,522(12)  20.6%   2,000(12)   29.8%
        767 Fifth Avenue
        45th floor
        New York, NY 10153

        Andrew Sandler      1,836,522(12)  20.6%   2,000(12)   29.8%
        767 Fifth Avenue
        45th floor
        New York, NY 10153

        Barry Fingerhut     3,363,826(13)  33.0%   4,000(13)   59.5%
        767 Fifth Avenue
        45th floor
        New York, NY 10153

        Applewood           1,507,304(14)  16.9%   2,000(14)   29.8%
        Associates, L.P.
        68 Wheatley Road
        Brookville, NY
        11545

        Applewood Capital   1,507,304(14)  16.9%   2,000(14)   29.8%
        Corp.
        68 Wheatley Road
        Brookville, NY
        11545

        Seth Lieber         1,507,304(14)  16.9%   2,000(14)   29.8%
        767 Fifth Avenue
        New York, NY 10153

        Jonathan Lieber     1,507,304(14)  16.9%   2,000(14)   29.8%
        767 Fifth Avenue
        New York, NY 10153

        Marilyn Rubenstein
        68 Wheatley Road
        Brookville, NY      1,074,503(15)  13.0%    560(15)    8.3%
        11545

        The Marilyn and
        Barry Rubenstein
        Family Foundation   1,074,503(16)  13.0%    560(16)    8.3%

        Andrew Gyenes         258,333(17)   3.4%      0       *

        Michael Alford        163,275       2.1%      0       *

        Ken Gruber             58,333(18)    *        0       *

        Harrison Weaver        35,000(19)    *        0       *

        Rino Bergonzi          25,000(20)    *        0       *

        Peter Gyenes           21,000(21)    *        0       *

        Randal Hujar          303,651      4.0%       0       *

        Steven Fischer              0        *        0       *

        John Ramo                   0        *        0       *

        All directors and   1,153,969(22)  15.0%      0       *
        executive
        officers as a
        group

        *    less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes any person who, directly or indirectly, through any contract, arrangement, understanding or otherwise, has or shares voting or investment power with respect to securities. Shares of Common Stock issuable upon the exercise of options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days are deemed outstanding for computing the percentage ownership of the person holding such options or warrants or convertible notes but are not deemed outstanding for computing the percentage ownership of any other person.

(2) Based on Amendment Number 3 to a Schedule 13D filed on February 11, 1997 by Barry Rubenstein, Woodland Venture Fund ("Woodland Fund"), Seneca Ventures ("Seneca"), Woodland Services Corp. ("Woodland Corp."), 21st Century Communications Partners, L.P. ("21st Partners"), 21st Century Communications T-E Partners, L.P. ("21st T-E"), 21st Century Communications Foreign Partners, L.P. ("21st Foreign"), Michael J. Marocco, Barry Lewis, John Kornreich, Harvey Sandler, Andrew Sandler, Barry Fingerhut, Irwin Lieber, Woodland Partners, Applewood Associates, L.P. ("Applewood"), Applewood Capital Corp. ("Applewood Capital"), Seth Lieber, Jonathan Lieber, Marilyn Rubenstein, The Marilyn and Barry Rubenstein Family Foundation (the "Foundation"), and Brian Rubenstein (the "February 1997 13D"), Barry Rubenstein has sole beneficial ownership of 332,500 shares of Common Stock (including 185,000 shares of Common Stock underlying presently exercisable options). Mr. Rubenstein may also be deemed to share beneficial ownership of 4,085,829 shares of Common Stock by virtue of being:
     (i) a stockholder, officer and director of InfoMedia Associates, Ltd. ("InfoMedia") which is a general partner of 21st Partners, 21st T-E and 21st Foreign which collectively hold 1,836,522 shares of Common Stock (including 1,250,000 shares of Common Stock underlying presently exercisable warrants issued in connection with the Company's public offering in May 1996 (the "Common Stock Warrants")); (ii) a trustee of the Foundation which holds 123,237 shares of Common Stock (including 20,000 shares of Common Stock underlying presently exercisable Common Stock Warrants); and (iii) a general partner of each of Applewood, Seneca, the Woodland Fund and Woodland Partners which hold an aggregate of 2,126,070 shares of Common Stock (including 1,580,000 shares of Common Stock underlying presently exercisable Common Stock Warrants). In addition, Mr. Rubenstein shares beneficial ownership of 4,560 shares of Preferred Stock with the above listed entities. Mr. Rubenstein disclaims beneficial ownership of these securities, except to the extent of his equity interest therein.

(3) Based on the February 1997 13D, the Woodland Fund has sole beneficial ownership of 310,844 shares of Common Stock (including 150,000 shares of Common Stock underlying presently exercisable Common Stock Warrants). The Woodland Fund may also be deemed to share beneficial ownership of 763,659 shares of Common Stock (including 200,000 shares of Common Stock underlying presently exercisable Common Stock Warrants) with Seneca, Woodland Corp., Woodland Partners, and the Foundation. In addition, the Woodland Fund has sole beneficial ownership of 240 shares of Preferred Stock and shares beneficial ownership of 320 shares of Preferred Stock with the above listed entities. The Woodland Fund disclaims beneficial ownership of these securities, except to the extent of its equity interest therein.

(4) Based on the February 1997 13D, Seneca has sole beneficial ownership of 207,922 shares of Common Stock (including 100,000 shares of Common Stock underlying presently exercisable Common Stock Warrants). Seneca may also be deemed to share beneficial ownership of 866,581 shares of Common Stock (including 250,000 shares of Common Stock underlying presently exercisable Common Stock Warrants) with the Woodland Fund, Woodland Corp., Woodland Partners, and the Foundation. In addition, Seneca has sole beneficial ownership of 160 shares of Preferred Stock and shares beneficial ownership of 400 shares of Preferred Stock with the above listed entities. Seneca disclaims beneficial ownership of these securities, except to the extent of its equity interest therein.

(5) Based on the February 1997 13D, Woodland Corp. shares beneficial ownership of 1,074,503 shares of Common Stock (including 350,000 shares of Common Stock underlying presently exercisable Common Stock Warrants) and 560 shares of Preferred Stock with the Woodland Fund, Seneca, Woodland Partners, and the Foundation. Woodland Corp. disclaims beneficial ownership of these securities, except to the extent of its equity interest therein.

(6) Based on the February 1997 13D, Woodland Partners has sole beneficial ownership of 100,000 shares of Common Stock (including 100,000 shares of Common Stock underlying presently exercisable Common Stock Warrants). Woodland Partners may also be deemed to share beneficial ownership of 974,503 shares of Common Stock (including 250,000 shares of Common Stock underlying presently exercisable Common Stock Warrants) with the Woodland Fund, Seneca, Woodland Corp., and the Foundation. In addition, Woodland Partners has sole beneficial ownership of 160 shares of Preferred Stock and shares beneficial ownership of 400 shares of Preferred Stock with the above listed entities. Woodland Partners disclaims beneficial ownership of these securities, except to the extent of its equity interest therein.

(7) Based on the February 1997 13D, Irwin Lieber has sole beneficial ownership of 42,000 shares of Common Stock (including 37,000 shares of Common Stock underlying presently exercisable Common Stock Warrants). By virtue of being a stockholder, officer and director of InfoMedia and a general partner of Applewood, Irwin Lieber may be deemed to share beneficial ownership of 3,343,826 shares of Common Stock (including 2,500,000 shares of Common Stock underlying presently exercisable Common Stock Warrants).
     In addition, Mr. Lieber shares beneficial ownership of 4,000 shares of Preferred Stock with the above listed entities. Mr. Lieber disclaims beneficial ownership of these securities, except to the extent of his equity ownership therein.

(8) Based on the February 1997 13D, this amount includes 48,896 shares of Common Stock and 114,000 shares of Common Stock underlying presently exercisable Common Stock Warrants. 21st Foreign disclaims beneficial ownership of 398,490 shares of Common Stock and 847,500 shares of Common Stock underlying presently exercisable Common Stock Warrants owned by 21st Partners and 139,136 shares of Common Stock and 288,500 shares of Common Stock underlying presently exercisable Common Stock Warrants owned by 21st T-E.

(9) Based on the February 1997 13D, this amount includes 398,490 shares of Common Stock and 847,500 shares of Common Stock underlying presently exercisable Common Stock Warrants. 21st Partners disclaims beneficial ownership of 139,136 shares of Common Stock and 288,500 shares of Common Stock underlying presently exercisable Common Stock Warrants owned by 21st T-E and 48,896 shares of Common Stock and 114,000 shares of Common Stock underlying presently exercisable Common Stock Warrants owned by 21st Foreign.

(10) Based on the February 1997 13D, this amount includes 139,136 shares of Common Stock and 288,500 shares of Common Stock underlying presently exercisable Common Stock Warrants. 21st T-E disclaims beneficial ownership 398,490 shares of Common Stock and 847,500 shares of Common Stock underlying presently exercisable Common Stock Warrants owned by 21st Partners and 48,896 shares of Common Stock and 114,000 shares of Common Stock underlying presently exercisable Common Stock Warrants owned by 21st Foreign.

(11) Beneficial ownership of these shares of Preferred Stock is shared by 21st Foreign, 21st T-E, and 21st Partners.

(12) Based on the February 1997 13D, Messrs. Marocco, Lewis, Kornreich, H. Sandler and A. Sandler are each the sole stockholder, officer and director of an entity which is a general partner of an entity which is a general partner of 21st Partners, 21st T-E and 21st Foreign. Accordingly, they may each be deemed to share beneficial ownership of 1,836,522 shares of Common Stock (including 1,250,000 shares of Common Stock underlying presently exercisable Common Stock Warrants) and 2,000 shares of Preferred Stock which are collectively held by 21st Partners, 21st T-E and 21st Foreign. Each individual disclaims beneficial ownership of these securities, except to the extent of his equity interest therein.

(13) Based on the February 1997 13D, Barry Fingerhut has sole beneficial ownership of 20,000 shares of Common Stock underlying Common Stock Warrants. By virtue of being a stockholder, officer and director of InfoMedia and a general partner of Applewood, Barry Fingerhut may be deemed to share beneficial ownership of 3,343,826 shares of Common Stock (including 2,500,000 shares of Common Stock underlying presently exercisable Common Stock Warrants) and 4,000 shares of Preferred Stock. Mr. Fingerhut disclaims beneficial ownership of these securities, except to the extent of his equity interest therein.

(14) Based on the February 1997 13D, these amounts include 257,304 shares of Common Stock, 1,250,000 shares of Common Stock underlying Common Stock Warrants and 2,000 shares of Preferred Stock beneficially owned by Applewood. By virtue of being a general partner of Applewood, Applewood Capital may be deemed to share beneficial ownership of these shares. In addition, by virtue of being officers of Applewood Capital, Seth and Jonathan Lieber may also be deemed to share beneficial ownership of these shares. Applewood Capital, Seth Lieber, and Jonathan Lieber each disclaim beneficial ownership of these securities, except to the extent of their equity interests therein.

(15) Based on the February 1997 13D, by virtue of being a general partner of Woodland Partners, a trustee of the Foundation, and the wife of Barry Rubenstein, Marilyn Rubenstein may be deemed to share beneficial ownership of 1,074,503 shares of Common Stock (including 350,000 shares of Common Stock underlying presently exercisable Common Stock Warrants) and 560 shares of Preferred Stock. Ms. Rubenstein disclaims beneficial ownership of these securities, except to the extent of her equity interest therein.

(16) Based on the February 1997 13D, the Foundation has sole beneficial ownership of 123,237 shares of Common Stock (including 20,000 shares of Common Stock underlying presently exercisable Common Stock Warrants). In addition, the Foundation may be deemed to share beneficial ownership of 951,266 shares of Common Stock (including 350,000 shares of Common Stock underlying presently exercisable Common Stock Warrants) and 560 shares of Preferred Stock with Mr. and Ms. Rubenstein, the Woodland Fund, Seneca, Woodland Corp. and Woodland Partners. The Foundation disclaims beneficial ownership of these securities, except to the extent of its equity interest therein.

(17) Consists of 258,333 shares of Common Stock issuable upon exercise of presently exercisable options.

(18) Consists of 58,333 shares of Common Stock issuable upon exercise of presently exercisable options.

(19) Consists of 20,000 shares of Common Stock issuable upon exercise of presently exercisable options and 15,000 shares of Common Stock issuable upon exercise of presently exercisable options granted pursuant to the 1995 Stock Option Plan for Outside Directors (the "Outside Directors' Plan"). Excludes 50,000 presently exercisable options held by The Continuum Group, Inc., which options Mr. Weaver disclaims beneficial ownership of.

(20) Consists of 5,000 shares of Common Stock owned by Mr. Bergonzi, 5,000 shares of Common Stock issuable upon exercise of presently exercisable Common Stock Warrants and 15,000 shares of Common Stock issuable upon exercise of presently exercisable options granted pursuant to the Outside Directors' Plan.

(21) Consists of 3,000 shares of Common Stock owned by Mr. Peter Gyenes, 3,000 shares of Common Stock issuable upon exercise of presently exercisable Common Stock Warrants and 15,000 shares of Common Stock issuable upon exercise of presently exercisable options granted pursuant to the Outside Directors' Plan.

(22) Also, includes presently exercisable options to purchase 28,510 shares of Common Stock and 564,518 shares of Common Stock held by certain executive officers who are not Named Executive Officers.


                       ELECTION OF DIRECTORS

     Seven directors are to be elected at the Annual Meeting to hold office until the next annual meeting of stockholders and until their respective successors shall have been elected and qualified. Except as herein stated, the proxies solicited hereby will be voted FOR the election of the seven nominees listed below, unless otherwise directed. Each nominee elected is expected to serve until the next annual meeting and until his successor shall be duly elected and qualified.

     The Board has been informed that all persons listed below are willing to serve as directors, but in case any one or more of the nominees is unable or unwilling to stand for election or serve if elected, the named proxies will vote for such person or persons as they in their discretion may choose to replace any such nominee. The Board has no reason to believe that any nominees will be unable or unwilling to stand for election or serve if elected.

             THE BOARD UNANIMOUSLY RECOMMENDS A VOTE IN
             FAVOR OF THE ELECTION OF THE BELOW LISTED
                       NOMINEES AS DIRECTORS

     The name, age, principal occupation for the last five years, selected biographical information, and period of previous service as a director of the Company with respect to each such nominee are set forth below. The principal occupations listed refer to positions with the Company unless otherwise indicated.

      Name        Age              Position             Director
                                                         Since

 Andrew Gyenes    61      Chairman of the Board and       1994
                          Chief Executive Officer

 Michael Alford   51      Vice President, Executive       1994
                          Producer and Director

 Rino Bergonzi    51      Director                        1995

 Peter Gyenes     51      Director                        1995

 Harrison         65      Director                        1993
 Weaver

 Randal Hujar     37      Vice President, Marketing and
                          Sales
 Steven Fischer   51

     Andrew Gyenes has been Chairman of the Board and Chief Executive Officer of the Company since May 1994. He was Chief Executive Officer, President and a director of the Company from January 1994 through May 1994. For more than five years before joining the Company, Mr. Gyenes was Vice President of Gyenes & Co., a computer software consulting company, and Marketing Manager of Ann-Mar Manufacturing, Inc. ("Ann-Mar"), a family owned textile company. Mr. Gyenes continued in both positions on a part-time basis through January 1995, and since January 1995, has been a consultant to Ann-Mar. Most of Mr. Gyenes' career has been in the computer industry, including positions with Warner Communications (last serving as an Assistant Vice President responsible for Worldwide Information Systems), with IBM Corporation (last serving as Eastern Regional Manager for Scientific Systems at Service Bureau Corporation, a former wholly-owned IBM subsidiary), and with Western Union (last serving as Assistant Vice President of Data Processing).

     Michael Alford has been a director of the Company since May 1994. Since July 1996, he has been Vice President, Executive Producer. From 1994 through 1996, he was Vice President, Development of the Company. From 1992 through May 1994, he was the Vice President, Development and a director of Sonic Images Production, Inc., the Company's predecessor in interest. Prior to 1992, Mr. Alford was department head of Versar Incorporated, an environmental consulting firm, for more than five years.

     Rino Bergonzi has served as a director of the Company since January 1995. Since November 1993, Mr. Bergonzi has served as Vice President and Division Executive of Corporate Information Technology Services at AT&T, and has 25 years of experience in the information services field that includes working for such companies as Western Union, United Parcel Service Information Services and EDS Corp.

     Peter Gyenes has served as a director of the Company since January 1995. Mr. Gyenes has served as Executive Vice President, International Operations and Worldwide Sales of VMARK Software, Inc. ("VMARK") since August 1996. From May 1996 to August 1996, he served as Executive Vice President, International Operations of VMARK. Mr. Gyenes served as President and Chief Executive Officer of Racal InterLan, Inc., a leading supplier of local area networking products, from May 1995 to May 1996. Since January 1986, he has also served as a director of Axis Computer Systems, Inc. From January 1994 to April 1995, he was President of the Americas Division of Fibronics International, Inc. and, from August 1990 to December 1993, Vice President and General Manager of Data General Corporation's international operations and mini-computer business unit. Mr. Gyenes has also held management, marketing, sales and technical positions with Encore Computer, Prime Computer, Xerox and IBM. Mr. Peter Gyenes is the brother of Andrew Gyenes, Chairman of the Board and Chief Executive Officer of the Company.

     Harrison Weaver has been a director of the Company since December 1993. He was a Vice President of the Company from December 1993 through May 1994. He has been a director of The Continuum Group, Inc. ("Continuum") since 1987, the Chairman of the Board and Chief Executive Officer of Continuum since December 1991 and the President of Continuum since August 1994. He is the founder and President of Weaver Associates, a diversified printing concern located in Cranford, New Jersey, which has been in business for over 25 years.

     Randal Hujar has been a Vice President of the Company since February 29, 1996 and Vice President of Marketing and Sales since April 1996. Prior to joining the Company, Mr. Hujar was President, Chief Executive Officer, and a director of Lyriq International Corp. ("Lyriq") from its founding in December 1991 until the Company's acquisition of Lyriq in February, 1996. See "Certain Transactions."

     Steven Fischer has served as Senior Vice President and Regional Manager of Transamerica Business Credit Corporation since March 1992. From February 1981 through March 1992, Mr. Fischer served as Vice President and Regional Manager of Citibank, N.A. Mr. Fischer has served as a director of ScanSource Inc. since December 1995.

     Pursuant to the terms of an Agreement and Plan of Merger dated as of February 28, 1996 (the "Merger Agreement") by and among the Company, Enteractive Acquisitions Corp., Lyriq, Randal Hujar, and Gary Skiba whereby the Company acquired Lyriq in a stock for stock merger, the Company agreed to use its best efforts to have one designee named jointly by Messrs. Hujar and Skiba elected to the Board of the Company as soon as practicable following the closing of the merger. Such obligation continues in effect until the earlier of (i) February 28, 1998, and (ii) the occurrence of two consecutive profitable fiscal quarters for the Company. Under the terms of the Merger Agreement, the designee named by Messrs. Hujar and Skiba must be reasonably satisfactory to the Company, and the first designee is to be Mr. Hujar. The Merger Agreement also provides that Messrs. Hujar and Skiba will be invited to attend meetings of the Board of the Company in their capacity as officers of the Company, except where such may be unwarranted under the circumstances, until Mr. Hujar first becomes a director of the Company. A further discussion of the merger is provided in "Certain Transactions."

               BOARD MEETINGS AND STANDING COMMITTEES

     The Board held 11 meetings during the Company's last fiscal year ended May 31, 1996.

     Messrs. Bergonzi and Weaver are members of the Audit
Committee, which recommends to the Board the appointment of the independent auditors and reviews the results and scope of the audit and the other services provided by the Company's independent accountants. The Audit Committee held no meetings during the Company's last fiscal year.

     Messrs. Bergonzi and Weaver are members of the Compensation and Stock Option Committee, which is charged with determining the compensation of the officers of the Company and administering the 1994 Plan, the 1994 Consultant Stock Option Plan, and the Outside Directors' Plan. The Compensation and Stock Option Committee held 2 meeting during the Company's last fiscal year.

     The Company does not have a standing nominating committee.

     Each of the incumbent directors attended 75% or more of the aggregate number of meetings of the Board and committees on which he served during the fiscal year ended May 31, 1996.

      SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities of the Company with the Securities and Exchange Commission (the "SEC"). Executive officers, directors and beneficial owners of greater than 10% of the Common Stock are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on its review of the copies of such forms furnished to the Company and written representations from certain reporting persons that no other reports on forms were required for such persons, during the fiscal year ended May 31, 1996 all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% owners were complied with.


                     COMPENSATION OF DIRECTORS

     Directors do not receive a fee for attending Board or committee meetings. All directors are reimbursed for all ordinary travel expenses related to attendance at Board or committee meetings.

     Under the terms of the Outside Directors' Plan, each of Messrs. Bergonzi, Peter Gyenes and Weaver (being all of the non-employee directors) were granted non-qualified options to purchase 5,000 shares of Common Stock on January 1, 1995, subject to stockholder approval of the Outside Directors' Plan. Pursuant to the terms of the Outside Directors' Plan, each non-employee director will be granted on January 1 of each year, non-qualified stock options to purchase 5,000 shares of Common Stock, provided the director is serving on the Board on the date of the grant. Grants under the Outside Directors' Plan will be 100% vested as of the date of grant.

     No other director receives compensation for his services as such.

                         EXECUTIVE OFFICERS

The executive officers of the Company as of February 3, 1997, are as follows:

Name               Age                        Position

Andrew Gyenes.....  61  Chairman of the Board and Chief Executive
                        Officer

Michael Alford....  51  Vice President, Executive Producer and
                        Director

Kenneth Gruber....  44  Vice President, Chief Financial Officer and
                        Secretary

Randal Hujar......  37  Vice President, Marketing and Sales

Gary Skiba........  34  Vice President, Chief Technology Officer

Jon Singer..........33  Vice President, Director of Development

     Andrew Gyenes, Chairman of the Board and Chief Executive
Officer.  See information under "Election of Directors."

     Michael Alford, Vice President, Executive Producer. See information under "Election of Directors."

     Kenneth Gruber has been Vice President and Chief Financial Officer of the Company since November 7, 1994. He has been Secretary of the Company since September 1995. Prior to joining the Company, Mr. Gruber was employed by Children's Television Workshop ("CTW") since 1984, and served as CTW's Vice President and Chief Financial Officer from 1993 to November 1994, as CTW's Vice President of Finance and Administration from 1989 to 1993 and as Vice President of Finance from 1988 to 1989.

     Jon Singer has been Vice President, Director of Development since July, 1996. From May 1994 to June 1996, he was the Vice President of Software Development for the Company. From December 1992 to May 1994, he held a similar position with Sonic Images Production, Inc. ("Sonic"). From December 1990 to December 1992 he was a software engineer with Sonic.

     Randal Hujar, Vice President, Marketing and Sales. See information under "Election of Directors."

     Gary Skiba has been a Vice President of the Company since February 29, 1996 and Chief Technology Officer since July 16, 1996. Prior to joining the Company, Mr. Skiba was Chairman of the Board and Chief Technical Officer of Lyriq from its founding in December 1991 through the Company's acquisition of Lyriq in February, 1996. See "Certain Transactions."

                       EXECUTIVE COMPENSATION

     The following table sets forth, for fiscal 1996, 1995 and 1994, all compensation awarded to, earned by or paid to Andrew Gyenes, the Chairman of the Board and Chief Executive Officer of the Company, Kenneth Gruber, Vice President, Chief Financial Officer and Secretary and John Ramo, formerly President and Chief Operating Officer, the only executive officers of the Company whose annual salary and bonus exceeded $100,000 during the fiscal year ended May 31, 1996 (the "Named Executive Officers.")


                     SUMMARY COMPENSATION TABLE

                           Annual                        Long-Term
                           Compensation                  Compensation
                                                         Awards

                                                         Securities
 Name and                                    Other       Underlying
 Principal         Fiscal  Salary    Bonus   Annual      Options
 Position          Year    ($)       ($)     Compensa-
                                             tion


 Andrew Gyenes     1996    $100,000          $16,369(1)  100,000 (2)
   Chairman of     1995    $100,000
 the Board         1994    $ 40,705
   and Chief                                             225,000 (3)
 Executive
   Officer

 John Ramo         1996    $105,000          $14,763(5)
   President and   1995    $105,000
   Chief           1994    $104,331
 Operating
   Officer  (4)

 Kenneth Gruber    1996    $ 80,000  $20,00  $14,091(7)   25,000 (8)
   Vice            1995    $ 11,667  0
 President,        1994                                   75,000 (9)
   Chief
 Financial
   Officer (6)

(1) This amount includes $7,104 that the Company paid for a leased car and related insurance and $8,580 the Company paid towards Mr. Gyenes' health insurance premium.

(2) Represents options to purchase 100,000 shares of the Company's Common Stock granted on June 12, 1995 under the 1994 Plan, of which one-third became exercisable June 12, 1996. None of such options have been exercised.

(3) Represents options to purchase 125,000 shares of Common Stock granted on January 3, 1994 under the 1994 Plan, which became exercisable January 3, 1995 and 100,000 options to purchase Common Stock granted February 1, 1994 under the 1994 Plan, which became exercisable February 1, 1995. None of such options have been exercised.

(4) Mr. Ramo served as President and Chief Executive Officer of the Company until his resignation from such positions on August 1, 1996. At that time, the Company and Mr. Ramo agreed to the terms of a separation agreement under which Mr. Ramo received a lump-sum payment of $132,461 representing the remaining balance of compensation due to him under his employment agreement through its original expiration date of October 20, 1997. See "Certain Transactions."

(5) This amount includes $5,436 that the Company paid for a leased car and related insurance and $4,364 the Company paid towards Mr. Ramo's life insurance premiums.

(6)  Mr. Gruber's employment commenced on November 7, 1994.

(7) This amount includes $6,807 that the Company paid for a leased car and related insurance and $7,247 the Company paid towards Mr. Gruber's health insurance premium.

(8) Represents options granted to purchase 25,000 shares of Common Stock on June 12, 1995 under the 1994 Plan, of which one-third became exercisable June 12, 1996. None of such options have been exercised.

(9) Represents options to purchase 75,000 shares of Common Stock granted on November 7, 1994 under the 1994 Plan, of which one-third became exercisable November 7, 1995 and one-third became exercisable in November 1996. None of such options have been exercised.


                              STOCK OPTION GRANTS

     The following table provides further information with respect to the options granted in fiscal 1996 to Mr. Gyenes and Mr. Gruber under the 1994 Plan.

                         STOCK OPTION TABLE


                                    % of Total
                    Number of       Options
  Name and          Securities      Granted to
  Principal         Underlying      Employees in  Exercise or     Expiration
  Position          Option          Fiscal Year   Base Price      Date

  Andrew Gyenes
  Chairman of the
  Board and Chief
  Executive
  Officer            100,000         63%           $3.00           6/12/00

  Kenneth Gruber
  Vice President,
  Chief Financial
  Officer             25,000         16%           $3.00           6/12/00


FISCAL YEAR END OPTION VALUES

     No options were exercised by the Named Executive Officers during fiscal 1996. The following table shows, for Mr. Gyenes and Mr. Gruber, the number of shares covered by both exercisable and unexercisable employee stock options as of May 31, 1996, and the values for "in-the-money" options, which represent the positive spread between the exercise price of any outstanding stock option and the price of the Common Stock as of May 31, 1996, which was $4.375.



                   FISCAL YEAR END OPTION VALUES

                    Number of Securities   Value of Unexercised
                    Underlying Unexer-     in-the Money Options
                    cised  Options         at FY-End ($)
                    at FY End (#) Exer-    Exercisable/
 Name               cisable/Unexercisable  Unexercisable

 Andrew Gyenes      258,333/66,667         $501,458/$91,667

 Kenneth Gruber     33,333/66,667          $27,083/$54,167

                        EMPLOYMENT CONTRACTS

     The Company entered into an employment agreement with Andrew Gyenes dated January 3, 1994, as amended, which expires October 20, 1997. Mr. Gyenes has agreed to devote such of his working time and attention to the business of the Company as the Board deems necessary for him to effectively perform his duties under his agreement. Mr. Gyenes currently serves as a consultant to Ann-Mar Manufacturing Inc., which is engaged in textiles, and is permitted by the terms of his agreement to continue to serve in such capacity so long as such activity will not prevent him from performing his obligations on behalf of the Company. Mr. Gyenes has also agreed not to compete with the business of the Company for a period of one year following termination of his employment agreement. Pursuant to his employment agreement, Mr. Gyenes is entitled to receive an annual salary of $100,000. In addition, pursuant to the employment agreement, Mr. Gyenes received options under the 1994 Plan to purchase 125,000 shares of Common Stock at an exercise price of $2.35 per share, which are currently exercisable.

     Mr. Ramo served as President of the Company under an employment agreement which had an expiration date of October 20, 1997. Upon Mr. Ramo's resignation from his positions as President, Chief Operating Officer and director of the Company on August 1, 1996, Mr. Ramo and the Company terminated his employment agreement. Pursuant to the terms of the separation agreement, Mr. Ramo may not compete with the business of the Company before May 21, 1998. See "Certain Transactions."

                        CERTAIN TRANSACTIONS

     In January 1996, the Company consummated a $2,700,000 bridge financing (the "January 1996 Private Placement")in which 21st Foreign, 21st Partners, 21st T-E, Seneca, Woodland Fund, the Foundation, Applewood and Dalewood Associates, L.P. ("Dalewood") purchased $100,000, $850,000, $300,000, $100,000, $200,000,
$100,000, $250,000 and $200,000 principal amount of Unsecured Convertible Promissory Notes ("Convertible Notes"), respectively and 20,000, 170,000, 60,000, 20,000, 40,000, 20,000, 50,000 and
40,000 warrants (the "January 1996 Warrants"), respectively. Upon the consummation of the Company's public offering in May 1996, all of the January 1996 Warrants were converted into the same number of Common Stock Warrants. In addition, all of the Convertible Notes held by 21st Foreign, 21st Partners, 21st T-E, Applewood, Seneca and Woodland Fund were converted into (a) 32,922; 279,835; 98,765; 82,305; 32,922; and 65,844 shares of Common Stock, respectively, and (b) 65,844; 559,671; 197,531; 164,608; 65,844; and 131,688
Common Stock Warrants, respectively. The $100,000 principal amount of Convertible Notes held by the Foundation and the $200,000 principal amount of Convertible Notes held by Dalewood were not converted, but instead, were paid in full by the Company. The Common Stock Warrants are presently exercisable into one share of Common Stock for each Common Stock Warrant. The Company was advised that on May 16, 1996 such entities sold Common Stock Warrants held by them. A further description of Mr. Rubenstein's relationship with the above-described entities is provided in "Principal Security Holders."

     In February 1996, the Company acquired Lyriq, a developer and publisher of interactive multimedia software, through a merger in which Lyriq became a wholly-owned subsidiary of the Company. Pursuant to the terms of the Merger Agreement, Messrs. Hujar and Skiba received 303,651 and 310,867 shares of the Company's Common Stock, respectively, upon the closing of the merger. In addition, Messrs. Hujar and Skiba became executive officers of the Company.

     In May 1996, the Company repurchased under a Stock Purchase Agreement dated December 28, 1995, an aggregate of 1,000,000 shares of Common Stock, for an aggregate purchase price of $1,000,000, from John Ramo, Jolie Barbiere, Zenon Slawinski and Michael Alford, each of whom, at the time, was a director and/or executive officer of the Company. Under the terms of the purchase agreement, one third of the purchase price was paid at the closing and the balance was to be paid on the first and second anniversaries of the closing. Of the aggregate amount, the Company purchased 347,138 shares from Mr. Ramo, 315,271 shares from Ms. Barbiere, 216,961 shares from Mr. Slawinski and 120,630 shares from Mr. Alford.

     In August 1996, the Company entered into separation agreements with John Ramo, President, Chief Operating Officer and a director of the Company, and Mr. Ramo's wife, Jolie Barbiere, a vice president and director of the Company. Pursuant to the separation agreements: Mr. Ramo resigned his officer positions and received a lump sum payment of $132,461 representing the remaining balance of compensation due him under his employment agreement through its original termination date of October 20, 1997; Ms. Barbiere's employment agreement, which expired July 16, 1996, was not renewed, and she received a lump sum severance payment of $40,000; and both Mr. Ramo and Ms. Barbiere resigned as members of the Board. In addition, the parties agreed that a substantial portion of the remaining payments due under the Stock Purchase Agreement, in respect of the Common Stock purchased from Mr. Ramo and Ms. Barbiere, would be accelerated. As part of Mr. Ramo's and Ms. Barbiere's separation agreements, a stockholders agreement by and among the Company, Andrew Gyenes, John Ramo, Jolie Barbiere, Zenon Slawinski and Michael Alford, which agreement provided for certain rights of refusal with respect to the issuance of Company securities and certain rights with respect to the election of directors, was terminated. The Company also entered into a separation agreement with Zenon Slawinski in August 1996. Pursuant to the separation agreement, Mr. Slawinski's employment agreement, which expired July 15, 1996, was not renewed and he received a lump sum severance payment of $40,000. No payments due Mr. Slawinski under the Stock Purchase Agreement were accelerated at that time.

     In October 1996, the Company agreed to further accelerate the remaining amounts due Mr. Ramo and Ms. Barbiere and to accelerate the remaining amounts due Mr. Slawinski under the Stock Purchase Agreement if GKN Securities Corp. ("GKN") could locate a buyer for all of the remaining shares of the Company's Common Stock then owned by Mr. Ramo, Ms. Barbiere, and Mr. Slawinski at a specified purchase price. In January 1997, Mr. Ramo, Ms. Barbiere and Mr. Slawinski sold such shares, through GKN, and the Company paid Mr. Ramo, Ms. Barbiere and Mr. Slawinski approximately $160,000, $175,000 and $148,000, respectively, which amounts included accrued interest, in full satisfaction of its obligations under the Stock Purchase Agreement.

     All of the above transactions resulted from arms-length negotiations and were approved by a majority of the independent members of the Board who did not have interests in the transactions.

AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO INCREASE THE
  NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 50,000,000

     The Board has adopted a resolution providing that Article Fourth of the Certificate of Incorporation be amended to increase the number of shares of Common Stock which the Company is authorized to issue from 30,000,000 to 50,000,000 shares, subject to stockholder approval. The full text of the proposed amendment is attached to this Proxy Statement as Exhibit A.

     As of February 3, 1997, there were 7,679,441 shares of Common Stock issued and outstanding, and no shares of Common Stock were held as treasury stock. 2,369,390 unexercised options for 2,369,390 shares of Common Stock were outstanding. 962,610 shares of Common Stock were reserved for future option grants under the plans and 10,271,468 shares of Common Stock were reserved for issuance upon exercise of the Common Stock Warrants. In addition, 6,720 shares of Preferred Stock are outstanding and are convertible commencing on April 30, 1998, at the holders' option, into 6,666,240 shares of Common Stock and such number of shares of common stock have been reserved for conversion of the Preferred Stock. The additional 20,000,000 shares of Common Stock, if approved, would increase the number of authorized, unissued, and unreserved shares to 22,050,851. The additional shares would be part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently outstanding.

     Although the Board has no present plans for the issuance of Common Stock, the additional shares of Common Stock that would be authorized but unissued and not reserved for issuance would be available to the Company for issuance in connection with general corporate purposes, including, without limitation, stock splits, stock dividends, dividend reinvestment plans and other employee benefit plans, raising additional capital and acquisitions. The Board believes that additional authorized Common Stock would give the Company greater flexibility in executing its business strategies by allowing the Company to issue shares of Common Stock without the expense and delay of a stockholders' meeting to authorize additional shares if and when the need arises. However, the Company has no agreements, understandings, commitments or plans with respect to the sale or issuance of additional shares of Common Stock other than pursuant to its 1994 Plan, 1994 Stock Option Plan for Consultants, and its Outside Directors' Plan.

     The proposed amendment of the Certificate of Incorporation is not being recommended in response to any specific effort of which management is aware to obtain control of the Company. However, it should be noted that shares of authorized and unreserved Common Stock could be issued to a holder who might thereby obtain sufficient voting power to create voting impediments that would frustrate third parties seeking to gain control of the Company against the wishes of the Board, whether or not such a takeover bid is in the best interest of the stockholders.

     It should also be noted that the issuance of additional shares of Common Stock by the Company may, depending upon the circumstances under which the shares are issued, reduce stockholders' equity per share and may reduce the percentage of ownership of Common Stock of existing stockholders. The issuance of additional shares of Common Stock in payment of a stock dividend or to effect a stock split, however, would not reduce the percentage of ownership of the Company by existing stockholders or reduce any stockholder's interest in the earnings of the Company. Stockholders have no preemptive right to subscribe for or purchase any additional shares of Common Stock issued by the Company.

     The additional shares of Common Stock would be available for issuance without further action by the stockholders and without the accompanying delay and expense involved in calling a special meeting of stockholders, unless such action is required by applicable law or the rules of any stock exchange on which the Company's securities may be listed. The Company's Common Stock is presently traded on the NASDAQ SmallCap Market and the Boston Stock Exchange.

     Proxies received which contain no instructions to the contrary will be voted FOR approval of the proposed amendment to the Certificate of Incorporation. The affirmative vote of a majority of the outstanding shares of Common Stock and Preferred Stock, voting together as a single class, entitled to vote thereon, together with the majority of the outstanding shares of Common Stock entitled to vote thereon, voting as a separate class, is required for its approval. If the proposal is approved by the stockholders, the amendment to the Certificate of Incorporation would become effective upon the filing of the amendment of the Certificate of Incorporation with the Secretary of State of Delaware, which would occur as soon as practicable following the approval of the proposal by the stockholders.

          THE BOARD RECOMMENDS A VOTE IN FAVOR OF THE APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION INCREASING THE AUTHORIZED
                       NUMBER OF SHARES OF COMMON STOCK

                    APPROVAL OF AMENDMENTS TO THE COMPANY'S
              1994 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN

GENERAL

     The Company has adopted the 1994 Incentive and Non-Qualified Stock Option Plan (the "1994 Plan") to attract, retain and provide incentive to employees. Under the 1994 Plan, options to purchase an aggregate of 1,500,000 shares of Common Stock (subject to adjustment in the event of certain corporate events) may be granted from time to time to employees of the Company or of any subsidiary.

SUMMARY OF THE AMENDMENTS TO THE INCENTIVE PLAN


     The Board has approved an amendment to the 1994 Plan, subject to stockholder approval, which would increase the number of shares of Common Stock authorized for issuance upon exercise of the options granted pursuant to the 1994 Plan from 1,500,000 to 2,500,000. The Board believes that the proposed increase in the number of shares available for issuance under the 1994 Plan is necessary to continue the effectiveness of the Plan in attracting, motivating and retaining employees with appropriate experience and ability and to increase the grantees' alignment of interest with the Company's stockholders.

     The Board has also approved amendments to the 1994 Plan to enable the 1994 Plan to comply with the amended Rule 16b-3 ("Rule 16b-3") promulgated under Section 16 of the Securities Exchange Act of 1934, as amended. The amendments provide that, unless otherwise determined by the Board, the 1994 Plan may be administered by a committee of "non-employee directors" within the meaning of Rule 16b-3, or by the entire Board, and that the Board may amend the 1994 Plan without stockholder approval unless such approval is required for the 1994 Plan to comply with Rule 16b-3, or is required by other provisions of applicable law. In addition, the amendments update the 1994 Plan section providing that the 1994 Plan will be administered in compliance with amended Rule 16b-3.

SUMMARY OF PLAN

     The following summary of certain features of the 1994 Plan is qualified in its entirety by reference to the 1994 Plan, as amended, which is attached hereto as Exhibit B.

     The 1994 Plan was adopted by the Board on January 3, 1994, and ratified by action of written consent by the then sole stockholder of the Company on April 11, 1994. The 1994 Plan was amended by the Board on August 17, 1994 and the amendment was ratified by an affirmative vote of the holders of a majority of the outstanding Common Shares of the Company on August 17, 1994. The 1994 Plan was further amended by the Board on March 14, 1996 by an Action by Unanimous Written Consent of the Board. As a result of such amendments, 1,500,000 shares of Common Stock are authorized for issuance upon exercise of options granted pursuant to the 1994 Plan.

     The 1994 Plan is administered by the Compensation and Stock Option Committee, which consists of two non-employee directors.
The Compensation and Stock Option Committee is generally empowered to interpret the 1994 Plan, prescribe rules and regulations relating thereto, determine the terms of the option agreements, amend them with the consent of the optionee, determine the employees to whom options are being granted, and determine the number of shares subject to each option and the exercise price thereof. Under the 1994 Plan, the per-share exercise price for incentive stock options ("ISOs") will not be less than 100% of the fair market value of a share of Common Stock on the date the option is granted (110% of fair market value on the date of grant of an ISO if the optionee owns more than 10% of all classes of stock of the Company) and for non-qualified stock options ("NQSOs") will not be less than 75% of the fair market value of the Common Stock on the date of grant. Upon exercise of an option, the optionee may pay the purchase price in cash, by check or, as determined by the Compensation and Stock Option Committee, with previously acquired securities of the Company, provided that, with respect to incentive stock options applicable holding requirements under the Internal Revenue Code of 1986 (the "Code") are satisfied.

     Options granted pursuant to the 1994 Plan may be designated as ISOs, with the attendant tax benefits provided under Sections 421 and 422 of the Code. Accordingly, the 1994 Plan provides that the aggregate fair market value (determined at the time an ISO is granted) of the Common Stock subject to ISOs exercisable for the first time by an employee during any calendar year (under all plans of the Company and its subsidiaries) may not exceed $100,000.

     The Board may amend, suspend or terminate the 1994 Plan; provided, however, that the 1994 Plan may not be amended without stockholder approval to the extent that such approval is required
(i) for the 1994 Plan to meet the requirements of Rule 16b-3, or
(ii) by any other provision of applicable law. The Compensation and Stock Option Committee may amend the terms of options previously granted; provided, however, that no such amendment may impair an optionee's rights under an option previously granted without the consent of the optionee.

     Options may not be transferred other than by will or the laws of descent and distribution, and options may be exercised solely by the optionee during his or her lifetime. No options may be granted pursuant to the 1994 Plan on or after January 3, 2004. The market value of Common Stock as of February 11, 1997, was $2.875 per share.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is a brief summary of the principal United States federal income tax consequences under current federal income tax laws relating to awards under the 1994 Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

     Incentive Stock Options ("ISOs")

     No taxable income will be realized by an optionee upon the grant or timely exercise of an ISO. If shares are issued to an optionee pursuant to the timely exercise of an ISO and a disqualifying disposition of such shares is not made by the optionee (i.e. no disposition is made within two years after the date of grant or within one year after the receipt of shares by such optionee, whichever is later), then (i) upon sale of the shares, any amount realized in excess of the exercise price of the ISO will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (ii) no deduction will be allowed to the Company. However, if shares acquired upon the timely exercise of an ISO are disposed of prior to satisfying the holding period described above, generally (a) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares) over the exercise price thereof, and (b) subject to the provisions of Section 162(m) of the Code, the Company will be entitled to deduct an amount equal to such income. Any additional gain recognized by the optionee upon a disposition of shares prior to satisfying the holding period described above will be taxed as a short-term or long-term capital gain, as the case may be, and will not result in any deduction for the Company.

     If an ISO is not exercised on a timely basis, the option will be treated as an NQSO. Subject to certain exceptions, an ISO generally will not be exercised on a timely basis if it is exercised more than three months following termination of employment.

     The amount that the fair market value of shares of the Common Stock on the exercise date of an ISO exceeds the exercise price generally will constitute an item that increases the optionee's
"alternative minimum taxable income."

     In general, the Company will not be required to withhold income or payroll taxes on the timely exercise of an ISO.

     Nonqualified Stock Options ("NQSOs")

     In general, an optionee will not be subject to tax at the time an NQSO is granted. Upon exercise of an NQSO where the exercise price is paid in cash, the optionee generally must include in ordinary income at the time of exercise an amount equal to the excess, if any, of the fair market value of the shares of Common Stock at the time of exercise over the exercise price. The optionee's tax basis in the shares acquired upon exercise will equal the exercise price plus the amount taxable as ordinary income to the optionee. The federal income tax consequences of an exercise of an NQSO where the exercise price is paid in previously owned shares of Common Stock are generally similar to those where the exercise price is paid in cash. However, the optionee will not be subject to tax on the surrender of such shares, and the tax basis of the shares acquired on exercise that are equal in number to the shares surrendered will be the same as the optionee's tax basis in such surrendered shares.

     The Company generally will be entitled to a deduction in the amount of an optionee's ordinary income at the time such income is recognized by the optionee upon the exercise of a NQSO, subject to the provisions of Section 162(m) of the Code. Income and payroll taxes are required to be withheld for optionees on the amount of ordinary income resulting from the exercise of an NQSO.

NEW PLAN BENEFITS

     Grants under the 1994 Plan are generally made at the discretion of the Compensation and Stock Option Committee and are therefore not determinable with respect to dollar value or amount. The following table sets forth the total number of Options granted under the 1994 Plan during the 1996 and 1997 fiscal years and the dollar value of such Options as of February 3, 1997 based on the closing trading price of the Common Stock on such date.

                         NEW PLAN BENEFITS
                             1994 PLAN

                                                    Number of
                                                  Options Granted
                                                  in Fiscal 1996
Name and Position               Dollar Value ($)      and 1997

Andrew Gyenes                      $37,500             300,000
John Ramo                              0                   0
Ken Gruber                         $ 6,250              50,000
Executive Group                    $50,000             400,000
Non-Executive Director Group           0                    0
Non-Executive Officer Group        $21,813             222,500


        THE BOARD RECOMMENDS A VOTE IN FAVOR OF THE APPROVAL
                 OF THE AMENDMENTS TO THE 1994 PLAN

                SUBMISSION OF STOCKHOLDER PROPOSALS

     Proposals of stockholders intending to be presented at the Company's 1998 Annual Meeting of Stockholders must be received by the Company, 110 West 40th Street, Suite 2100, New York, New York, 10018, by November 3, 1997 in order to be considered for inclusion in the 1998 Proxy Statement.

               RELATIONSHIP WITH INDEPENDENT AUDITORS

     The Audit Committee of the Board of the Company approved the engagement of the independent auditing firm of KPMG Peat Marwick
LLP to serve as the Company's independent auditors for the year ended May 31, 1997.

     Representatives of KPMG Peat Marwick LLP are expected to be available at the Annual Meeting and will have the opportunity to make a statement if they so desire. Such representatives are expected to be available to respond to appropriate questions from stockholders.

                    AVAILABILITY OF FORM 10-KSB

     The Company has mailed a copy of its Annual Report to each stockholder entitled to vote at this meeting. A copy of the Company's Form 10-KSB for the fiscal year ended May 31, 1996 and Forms 10-QSB for the quarterly periods ended August 31, 1996 and November 30, 1996 are available, upon written request, at no charge to all stockholders. For a copy, write to Enteractive, Inc., 110
W. 40th Street, Suite 2100, New York, New York, 10018, Attention:
Investor Relations Department.

                    By Order of the Board of Directors

                              Kenneth Gruber
                              Secretary

New York, New York
March 3, 1997


                                                           Exhibit A

         PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION

     The Certificate of Incorporation is hereby amended by deleting the first paragraph of Article FOURTH thereof in its entirety and substituting the following paragraph in lieu thereof:

     "The total number of shares of capital stock which the Company shall have authority to issue is fifty-two million (52,000,000) shares, of which fifty million (50,000,000) shares are to be shares of Common Stock, par value $.01 per share, and two million (2,000,000) shares are to be shares of Preferred Stock, par value $.01 per share."


                                                           Exhibit B

             1994 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN OF
                               ENTERACTIVE, INC

1.   PURPOSE OF THE PLAN

          This 1994 Incentive and Nonqualified Stock Option Plan (the "Plan") is intended as an incentive, to retain in the employ of Enteractive, Inc. (the "Company") and any Subsidiary of the Company (within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code")), persons of training, experience and ability, to attract new employees whose services are consider valuable, to encourage the sense of proprietorship and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries.

          It is further intended that certain options granted pursuant to the Plan shall constitute incentive stock options within the meaning of Section 422 of the Code ("Incentive Options") while certain other options granted pursuant to the Plan shall be nonqualified stock options ("Nonqualified Options"). Incentive Options and the Nonqualified Options are hereinafter referred to collectively as "Options".

2.   ADMINISTRATION OF THE PLAN

          The Board of Directors of the Company (the "Board") shall appoint and maintain as administrator of the Plan a Committee (the "Committee") consisting of two or more directors of the Company, or the entire Board. Unless otherwise determined by the Board, no person shall be eligible to service on the Committee unless he is then a "non-employee director" within the meaning of Rule 16b-3 of the Securities and Exchange Commission ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), if and as Rule 16b-3 is then in effect. The members of the Committee shall serve at the pleasure of the Board.

          The Committee, subject to Section 3 hereof, shall have full power and authority to designate recipients of Options, to determine the terms and conditions of respective Option agreements (which need not be identical) and to interpret the provisions and supervise the administration of the Plan. Subject to Section 7 hereof, the Committee shall have the authority, without limitation, to designate which Options granted under the Plan shall be Incentive Options and which shall be Nonqualified Options. To the extent any Option does not qualify as an Incentive Option, it shall constitute a separate Nonqualified Option. Notwithstanding any provision in the Plan to the contrary, no Options may be granted under the Plan to any member of the Committee during the term of his membership on the Committee.

          Subject to the provisions of the Plan, the Committee shall interpret the Plan and all Options granted under the Plan, shall make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan and shall correct any defects or supply any omission or reconcile any inconsistency in the Plan or in any Options granted under the Plan in the manner and to the extent that the Committee deems desirable to carry the Plan or any Options into effect. The act or determination of a majority of the Committee shall be deemed to be the act or determination of the Committee and any decision reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority at a meeting duly held. Subject to the provisions of the Plan, any action taken or determination made by the Committee pursuant to this and the other paragraphs of the Plan shall be conclusive on all parties.

3.   DESIGNATION OF OPTIONEES

          The persons eligible for participation in the Plan as recipients of Options ("Optionees") shall include only full-time key employees (including full-time key employees who also serve as directors) of the Company or any Subsidiary. In selecting Optionees, and in determining the number of shares to be covered by each Option granted to Optionees, the Committee may consider the office or position held by the Optionee, the Optionee's degree of responsibility for and contribution to the growth and success of the Company or any Subsidiary, the Optionee's length of service, age, promotions, potential and any other factors which the Committee may consider relevant. An employee who has been granted an Option hereunder may be granted an additional Option or Options, if the Committee shall so determine.

4.   STOCK RESERVED FOR THE PLAN

          Subject to adjustment as provided in Section 7 hereof, a total of two million five hundred thousand (2,500,000) shares of common stock, $.01 par value ("Stock"), of the Company shall be subject to the Plan. The shares of Stock subject to the Plan shall consist of unissued shares or previously issued shares reacquired and held by the Company or any Subsidiary of the Company, and such amount of shares of Stock shall be and is hereby reserved for such purpose. Any of such shares of Stock which may remain unsold and which are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of shares of Stock to meet the requirements of the Plan. Should any Option expire or be cancelled prior to its exercise in full or should the number of shares of Stock to be delivered upon the exercise in full of an Option be reduced for any reason, the shares of Stock theretofore subject to such Option may again be subject to an Option under the Plan.

5.   TERMS AND CONDITIONS OF OPTIONS

          Options granted under the Plan shall be subject to the following conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

          (a) Option Price. The purchase price of each share of Stock purchasable under an Option shall be determined by the Committee at the time of grant but shall not be less than 100% of the fair market value of such share of Stock on the date the Option is granted in the case of an Incentive Option and not less than 75% of the fair market value of such share of Stock on the date the Option is granted in the case of a non-Incentive Option; provided, however, that with respect to an Incentive Option, in the case of an Optionee who at the time such Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, then the purchase price per share of Stock shall be at least 110% of the Fair Market Value (as defined below) per share of Stock at the time of grant. The exercise price for each Incentive Option shall be subject to adjustment as provided in
Section 7 below. The fair market value ("Fair Market Value") means the closing price of publicly traded shares of Stock on the national securities exchange on which shares of Stock are listed (if the shares of Stock are so listed) or on the NASDAQ National Market System or NASDAQ over-the-counter system (if the shares of Stock are regularly quoted on the NASDAQ National Market System or NASDAQ over-the-counter system), or, if not so listed or regularly quoted, the mean between the closing bid and asked prices of publicly traded shares of Stock in the Over-The-Counter Electronic Bulletin Board, or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service selected by the Company, or as determined by the Committee in a manner consistent with the provisions of the Code.

          (b) Option Term. The term of each Option shall be fixed by the Committee, but no Option shall be exercisable more than ten years after the date such Option is granted; provided, however, that in the case of an Optionee who, at the time an Incentive Option is granted, owns more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, then such Incentive Option shall not be exercisable with respect to any of the shares subject to such Incentive Option later than the date which is five years after the date of grant.

          (c)  Exercisability.  Subject to paragraph (j) of this
Section 5, Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant, provided, however, that except as provided in paragraphs (f) and (g) of this Section 5, unless a shorter or longer vesting period is otherwise determined by the Committee at grant, Options shall be exercisable as follows: up to thirty-three (33%) percent of the aggregate initial shares of Stock purchasable under an Option shall be exercisable commencing one year after the date of grant, an additional thirty-four (34%) percent of the aggregate initial shares of Stock purchasable under an Option shall be exercisable commencing two years after the date of grant and up to an additional thirty-three (33%) percent of the aggregate initial shares of Stock purchasable under an Option shall be exercisable commencing three years from the date of grant. The Committee may waive such installment exercise provision at any time in whole or in part based on performance and/or such other factors as the Committee may determine in its sole discretion, provided, however, no Option shall be exercisable until more than six months have elapsed from the date of grant of such Option.

          (d) Method of Exercise. Options may be exercised in whole or in part at any time during the option period, by giving written notice to the Company specifying the number of shares to be purchased, accompanied by payment in full of the purchase price, in cash, by check or such other instrument as may be acceptable to the Committee. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may also be made in the form of Stock owned by the Optionee (based on the Fair Market Value of the Stock on the trading day before the Option is exercised); provided, however, that if such Stock was issued pursuant to the exercise of an Incentive Option under the Plan, the holding requirements for such Stock under the Code shall have first been satisfied. An Optionee shall have the rights to dividends or other rights of a stockholder with respect to shares subject to the Option after (i) the Optionee has given written notice of exercise and has paid in full for such shares and (ii) becomes a stockholder of record.

          (e) Non-transferability of Options. Options are not transferable and may be exercised solely by the Optionee during his lifetime or after his death by the person or persons entitled thereto under his will or the laws of descent and distribution.
Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any Option contrary to the provisions hereof shall be void and ineffective and shall give no right to the purported transferee.

          (f) Termination by Death. Unless otherwise determined by the Committee at grant, if any Optionee's employment with the Company or any Subsidiary terminates by reason of death, the Option may thereafter be immediately exercised, to the extent then exercisable (or on such accelerated basis as the Committee shall determine at or after grant), by the legal representative of the estate or by the legatee of the Optionee under the will of the Optionee, for a period of one year from the date of such death or until the expiration of the stated term of such Option as provided under the Plan, whichever period is shorter.

          (g) Termination by Reason of Disability. Unless otherwise determined by the Committee at grant, if any Optionee's employment with the Company or any Subsidiary terminates by reason of total and permanent disability as determined under the Company's long term disability policy ("Disability"), any Option held by such Optionee may thereafter be exercised, to the extent it was exercisable at the time of termination due to Disability (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after one year from the date of such termination of employment or the expiration of the stated term of such Option, whichever period is shorter; provided, however, that, if the Optionee dies within such one-year period, any unexercised Option held by such Optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one year from the date of such death or for the stated term of such option, whichever period is shorter.

          (h) Termination by Reason of Retirement. Unless otherwise determined by the Committee at grant, if any Optionee's employment with the Company or any Subsidiary terminates by reason of Normal or Early Retirement (as such terms are defined below), any Option held by such Optionee may thereafter be exercised to the extent it was exercisable at the time of such Retirement (as defined below) (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after three months from the date of such termination of employment or the expiration of the stated term of such Option, whichever period is shorter; provided, however, that, if Optionee dies within such three-month period, any unexercised Option held by such Optionee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of one year from the date of such death or for the stated term of such Option, whichever period is shorter.

          For purposes of this paragraph (h), Normal Retirement shall mean retirement from active employment with the Company or any Subsidiary on or after the normal retirement date specified in the applicable Company or Subsidiary pension plan. Early Retirement shall mean retirement from active employment with the Company or any Subsidiary pursuant to the early retirement provisions of the applicable Company or Subsidiary pension plan. Retirement shall mean Normal or Early Retirement.

          (i) Other Termination. Unless otherwise determined by the Committee at grant, if any Optionee's employment with the Company or any Subsidiary terminates for any reason other than death, Disability or Retirement, the Option shall thereupon terminate, except that the exercisable portion of any Option which was exercisable on the date of such termination of employment may be exercised for the lesser of three months from the date of termination or the balance of such Option's term if the Optionee's employment with the Company or any Subsidiary is involuntarily terminated by the Optionee's employer without Cause. Cause shall mean a felony conviction or the failure of any Optionee to contest prosecution for a felony or an Optionee's willful misconduct or dishonesty, any of which is harmful to the business or reputation of the Company or any Subsidiary. The transfer of an Optionee from the employ of the Company to a Subsidiary, or vice versa, or from one Subsidiary to another, shall not be deemed to constitute a termination of employment for purposes of the Plan.

          (j) Limit on Value of Incentive Option. The aggregate Fair Market Value, determined as of the date the Option is granted, of the Stock for which Incentive Options are exercisable for the first time by any Optionee during any calendar year under the Plan (and/or any other stock option plans of the Company or any Subsidiary) shall not exceed $100,000.

          (k) Transfer of Incentive Option Shares. The stock option agreement evidencing any Incentive Options granted under this Plan shall provide that if the Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any share or shares of Stock issued to him pursuant to his exercise of an Incentive Option granted under the Plan within the two-year period commencing on the day after the date of the grant of such Incentive Option or within a one-year period commencing on the day after the date of transfer of the share or shares to him pursuant to the exercise of such Incentive Option, he shall, within ten days of such disposition, notify the Company thereof and immediately deliver to the Company any amount of federal income tax withholding required by law.

6.   TERMS OF PLAN

          No Option shall be granted pursuant to the Plan on or after the tenth anniversary of the date the Plan is approved by the Board, but Options granted may extend beyond that date.

7.   CAPITAL CHANGE OF THE COMPANY

          In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Stock, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares reserved for issuance under the Plan and in the number and option price of shares subject to outstanding Options granted under the Plan, to the end that after such event each Optionee's proportionate interest shall be maintained as immediately before the occurrence of such event.

8.   PURCHASE FOR INVESTMENT

          Unless the Options and shares covered by the Plan have been registered under the Securities Act of 1933, as amended, or the Company has determined that such registration is unnecessary, each person exercising an Option under the Plan may be required by the Company to give a representation in writing that he is acquiring the shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

9.   TAXES

          The Company may make such provisions as it may deem appropriate, consistent with applicable law, in connection with any Options granted under the Plan with respect to the withholding of any taxes or any other tax matters.

10.  EFFECTIVE DATE OF PLAN

          The Plan shall be effective on the date it is approved by the Board; provided, however, that the Plan shall subsequently be approved by majority vote of the Company's stockholders in the manner contemplated by Rule 16b-3 within one (l) year from the date approved by the Board.

11.  AMENDMENT AND TERMINATION

          The Board may amend, suspend or terminate the Plan; provided, however, that the Plan may not be amended without stockholder approval to the extent that such approval is required
(a) for the Plan to meet the requirements of Rule 16b-3 under the Act, or (b) by any other provision of applicable law.

          The Committee may amend the terms of any Option therefore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Optionee without his consent. The Committee may also substitute new Options for previously granted Options, including options granted under other plan applicable to the participant and previously granted Options having higher option prices, upon such terms as the Committee may deem appropriate.

12.  GOVERNMENT REGULATIONS

          The Plan, and the granting and exercise of Options hereunder, and the obligation of the Company to sell and deliver shares under such Options, shall be subject to all applicable laws, rules and regulations, and, to such approvals by any governmental agencies or national securities exchanges as may be required.

13.  RULE 16B-3 COMPLIANCE

          The Company intends that the Plan meet the requirements of Rule 16b-3 and that grants and transactions pursuant to the Plan will be exempt from the operations of Section 16(b) of the Act. In all cases, the terms, provisions, conditions and limitations of the Plan shall be construed and interpreted consistent with the Company's intent as stated in this Section 13.

14.  GENERAL PROVISIONS

          (a) Certificates. All certificates for shares of Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the stock is then listed and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

          (b) Employment Matters. The adoption of the Plan shall not confer upon any Optionee of the Company or any Subsidiary, any right to continued employment (or, in case the Optionee is also a director, continued retention as a director) with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or Subsidiary to terminate the employment of its employees at any time.

          (c) Limitation of Liability. No member of the Board or the Committee, or any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

          (d) Registration of Options. Notwithstanding any other provision in the Plan, no Option may be exercised unless and until the Stock to be issued upon the exercise thereof has been registered under the Securities Act of 1933 and applicable state securities laws, or are, in the opinion of counsel to the Company, exempt from such registration. The Company shall not be under any obligation to register, under applicable federal or state securities laws, any Stock to be issued upon the exercise of an Option granted hereunder, or to comply with an appropriate exemption from registration under such laws in order to permit the exercise of an Option and the issuance and sale of the Stock subject to such Option however, the Company may in its sole discretion register such Stock at such time as the Company shall determine. If the Company chooses to comply with such an exemption from registration, the Stock issued under the Plan may, at the direction of the Committee, bear an appropriate restrictive legend restricting the transfer or pledge of the Stock represented thereby, and the Committee may also give appropriate stop-transfer instructions to the transfer agent to the Company.





                    REVOCABLE PROXY -- ENTERACTIVE, INC.
             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                   FOR THE ANNUAL MEETING OF STOCKHOLDERS

               The undersigned hereby appoints Andrew Gyenes and Kenneth Gruber, and each of them, proxies, with full powers of substitution, to act for and in the name of the undersigned to vote all shares of common stock, $.01 par value (the "Common Stock"), and Class A Preferred Stock, $.01 par value (the "Preferred Stock"), of ENTERACTIVE, INC. (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Annual Meeting") and any adjournment thereof. The Annual Meeting will be held at the Westbury Hotel, 15 East 69th Street, New York, New York, 10021 on April 3, 1997 at 10:00 A.M., local time.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES FOR
       DIRECTORS LISTED BELOW AND "FOR" PROPOSALS 2 AND 3.

     1.   ELECTION OF DIRECTORS

      _____                                   _____
     /____/ FOR all nominees listed below   /_____/ WITHHOLD AUTHORITY
            (except as marked to the         to vote for all
             contrary below)                 nominees listed below

       Michael Alford, Rino Bergonzi, Steven Fischer, Andrew Gyenes,
               Peter Gyenes, Randal Hujar and Harrison Weaver

     (INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name on the line provided below.)

     _________________________________________________________________

          2.   The approval of an amendment to the Company's
     Certificate of Incorporation increasing the authorized number of shares of Common Stock.

               FOR  ____    AGAINST  ____    ABSTAIN ____
                   /____/           /____/          /____/

          3.   The approval of amendments to the Company's 1994
     Incentive and Non-Qualified Stock Option Plan.

               FOR  ____    AGAINST  ____    ABSTAIN ____
                   /____/           /____/          /____/

               The shares represented by this proxy will be voted as
     directed by the undersigned.   IF NO INSTRUCTIONS ARE SPECIFIED,
     THE UNDERSIGNED'S VOTE WILL BE CAST "FOR" THE ELECTION OF THE NOMINEES NAMED IN PROPOSAL 1, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3 AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS PRESENTED AT THE ANNUAL MEETING. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

               The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting the shares subject to the proxy by written ballot.

                         In their discretion, the proxies are
                         authorized to vote upon such other business as may properly come before the Annual
                         Meeting and any adjournment thereof.

                         Please sign exactly as your name appears on the certificate or certificates representing shares to be voted by this proxy. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If the signer is a corporation, the full corporate name should be signed by a duly authorized officer.

                         _____________________________________
                         Signature

                         _____________________________________
                         Signature, if held jointly

                         Date: _________________________, 1997

           PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD
                     IN THE ENCLOSED PREPAID ENVELOPE.